UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 25, 2025, UMH Properties, Inc. (the “Company”) closed on the addition of seven manufactured home communities containing 1,765 sites to its Fannie Mae credit facility through Wells Fargo Bank, N.A. (the “Lender”), receiving total loan proceeds of approximately $91.8 million. This new loan is at a fixed rate of 5.46% with interest payable over a 9-year term and principal payable upon final maturity in December 2034 (or earlier under certain circumstances). The increase in the facility and addition of the new communities were memorialized by execution of a Reaffirmation, Joinder and Sixth Amendment to the Master Credit Facility dated as of August 20, 2020, as amended, among the Company, certain of its subsidiaries, the Lender and Fannie Mae. The net proceeds of the new loan will be used to invest in additional acquisitions that may arise, expansions of existing communities, and the purchase of manufactured homes for sale or lease to residents and to repay higher interest rate debt on a short-term basis. Including this addition, the total outstanding amount as of November 25, 2025 under the Company’s Fannie Mae credit facility was approximately $398.3 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 25, 2025, the Company announced the addition to its Fannie Mae Credit Facility.

The information being furnished pursuant to this Item 7.01, including Exhibit 99 to this report, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this report, including Exhibit 99, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release dated November 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: December 2, 2025	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
Executive Vice President and Chief Financial Officer

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